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                                                                    Exhibit 10.1






                                  BRAZOS, INC.

                       ANNUAL INCENTIVE COMPENSATION PLAN


                                  JANUARY 1998






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                                  BRAZOS, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENTS





                                                                            PAGE
                                                                            ----
PURPOSE.......................................................................1
DEFINITIONS...................................................................1
ADMINISTRATION................................................................2
PARTICIPATION/ELIGIBILITY.....................................................2
TIMING OF AWARD PAYMENTS......................................................3
AWARD DETERMINATION...........................................................3
DURATION OF PLAN..............................................................4
TERMINATION OF PLAN...........................................................4
MISCELLANEOUS PLAN PROVISIONS.................................................5
EFFECTIVE DATE................................................................5



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PURPOSE

Brazos, Inc. (the "Company") has adopted an Annual Incentive Compensation Plan (the "Plan") to reward employees for enhancing the value of the Company. The purpose of this Plan is to motivate employees to think and act like owners. The Plan is intended to reward the Participants in the Plan for the Company's financial performance.

The Plan is an annual plan that coincides with the fiscal year of the Company. Awards made under the Plan are in addition to base salary and base salary adjustments to maintain market competitiveness.

The Plan is a bonus program and is, therefore, not subject to ERISA and Internal Revenue Service reporting requirements for certain qualified deferred compensation plans.

The Board of Directors (the "Board") of the Company reserves the right to amend, modify or revoke the Plan at any time at its discretion, without prior notice to participants, provided however, any amendments, modifications or revocation shall not cause a participant to forfeit an Award that has been awarded to him prior to any such amendment, modification or revocation. No contractual right to any benefit described herein is intended to be created by this document or any related action of the Company or Compensation Committee and none should be inferred from the descriptions of this Plan. No Participant shall have a vested right to an Award until actually paid to or on behalf of such Participant.

DEFINITIONS

         Annual Incentive Pool - Represents the Funding Percentages for the level of EBITDA achieved multiplied by each Plan Participant Groups' total Base Pay.

         Award - Total cash awarded to a Participant due to the Company's performance and results achieved under the Plan.

         Base Pay - Regular W-2 earnings (box 1) excluding incentive compensation, bonuses, benefits, moving allowances, pension and profit-sharing contributions, determined as of the end of the immediately preceding Plan Year.

         Compensation Committee - The Compensation Committee of the Board as comprised from time to time.

         EBITDA - The earnings before interest, taxes, depreciation and amortization of the Company for a given Plan Year, determined in accordance with generally accepted accounting principles.

         Funding Percentages - Percentages determined annually by the Board for Plan Participant Groups for various target levels of EBITDA.


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         Plan - The Company Annual Incentive Compensation Plan as set forth in this document and as it may be amended by the Compensation Committee from time to time.

         Participant - Any full-time employee of the Company if approved for participation in the Plan by the Compensation Committee or its delegate.

         Plan Participant Group - Classes created by the Compensation Committee of Participants designated "Executives", "Class A", "Class B", "Class C", Class "D" Classes A, B, C and D may further be divided by location.

         Plan Year - The fiscal year of the Company.

         Unusual/Nonrecurring Items - Income or expense items which may be excluded from EBITDA. Such items may include, but are not limited to, the effect of changes in accounting principles and gains on disposition of assets. It is intended that these items represent items outside the influence of management and employees of the Company. The Compensation Committee shall have the discretion to determine which items shall be defined as Unusual/Nonrecurring Items.

ADMINISTRATION

The Board shall establish the following for each Plan Year:

o     Target levels of EBITDA.
o Funding Percentages for the Plan Participant Groups for the various target levels of EBITDA.

The Compensation Committee shall establish the following for each Plan Year:

o     Participants
o     Plan Participant Groups

The Compensation Committee will be responsible for Plan administration.

The Compensation Committee will follow the following guidelines and procedures with respect to Plan operation.

PARTICIPATION/ELIGIBILITY

All full-time employees of the Company, if approved by the Compensation Committee or its delegate, will be eligible to participate in the Plan. The Compensation Committee may delegate the authority to select Participants to any officer or officers of the Company subject to final approval by the Compensation Committee. Participants whose employment is terminated due to death, disability, or retirement on or after attaining age 65, shall be eligible for an Award for the Plan Year in which such



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termination occurred. Participants whose employment is terminated for any other reason during a Plan Year shall not be entitled to an Award for such Plan Year, unless otherwise determined by the Compensation Committee in its discretion as exercised on a case-by-case basis taking into account such factors that the Compensation Committee deems to be relevant. The Compensation Committee shall determine whether a termination of employment was voluntary, for cause or for any other reason, in its complete discretion. All determinations of the Compensation Committee shall be final, non-appealable and need not be uniform with respect to similarly situated employees or classes of employees.

TIMING OF AWARD PAYMENTS

After the Company's annual financial results have been finalized for a Plan Year, the Annual Incentive Pool, if any, will be determined and Awards will be allocated to Participants. Awards for the Plan Year will be paid to Participants as soon as administratively practicable after the end of the Plan Year for which the Award was made.

AWARD DETERMINATION

The Compensation Committee shall calculate the Annual Incentive Pool for each Plan Year as follows:

Financial statement EBITDA will be increased or decreased for any Unusual/Nonrecurring Items resulting in EBITDA for purposes of the Plan. Funding Percentages corresponding to a target level of EBITDA will be determined for each Plan Participant Group. Those Funding Percentages will be multiplied by the Base Pay for each corresponding Plan Participant Group. The sum of all Plan Participant Group calculations will be the Annual Incentive Pool.

For example, if the Board targets Plan EBITDA at $28,000,000 for a Plan Year and such target is achieved, the Annual Incentive Pool for that Plan Year would be calculated as follows:

-------------------------------------------------------------------------------------------------------------
                                                                 FUNDING               PLAN PARTICIPANT GROUP
       PLAN PARTICIPANT GROUP                BASE PAY           PERCENTAGE             ANNUAL INCENTIVE POOL
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Executives                                    $850,000              29.17%                          $247,917
-------------------------------------------------------------------------------------------------------------
Class A - Tacoma, Batavia,                  $1,581,413              20.83%                          $329,461
Embroidery, Corp., Boulder
-------------------------------------------------------------------------------------------------------------
Class A - Other                               $834,160             14.583%                          $121,648
-------------------------------------------------------------------------------------------------------------
Class B - Tacoma, Batavia,                  $1,859,748               12.5%                          $232,468
Embroidery, Corp., Boulder
-------------------------------------------------------------------------------------------------------------
Class B - Other                             $1,033,464               8.75%                           $90,428
-------------------------------------------------------------------------------------------------------------
Class C - Tacoma, Batavia,                  $2,806,640               6.25%                          $175,415
Embroidery, Corp., Boulder
-------------------------------------------------------------------------------------------------------------
Class C - Other                             $2,443,396              4.375%                          $106,899
-------------------------------------------------------------------------------------------------------------
Class D                                  Not available       Discretionary                          $537,800
-------------------------------------------------------------------------------------------------------------


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
-------------------------------------------------------------------------------------------------------------
         Annual Incentive Pool                                                                    $1,839,036
-------------------------------------------------------------------------------------------------------------

The Funding Percentages for target levels of EBITDA shall be determined by the Board in its discretion based on expected earnings per share performance. The Funding Percentages for target levels of EBITDA will be set annually and communicated to Participants as soon as administratively practicable for the Plan Year.

If no Annual Incentive Pool is generated in any Plan Year, then any incentive that may be awarded for that Plan Year is completely discretionary based on achievement of individual performance criteria and other factors as determined by the Compensation Committee in its sole discretion.

If an Annual Incentive Pool is generated for a Plan Year, the pool will be allocated to the Plan Participant Group classes and then allocated to Participants within each group based on the relative Base Pay of such Participants and the discretion of the Compensation Committee. Participant Awards may also be based on achievement of individual performance criteria in the discretion of the Compensation Committee.

The Compensation Committee will assign Participants to a Plan Participant Group at the beginning of the Plan Year or for the portion of the Plan Year for which the Participant was an employee if not an employee at the beginning of the Plan Year. Participants cannot change Plan Participant Groups during the year except as permitted in the discretion of the Compensation Committee.

PLAN PROGRESS REPORTS

Plan progress reports summarizing performance to date may be posted on a periodic basis in the discretion of the Compensation Committee.

DURATION OF PLAN

The Plan is part of the Company's compensation program. The Board reserves the right, in its discretion, at any time, and from time to time, to modify amend or terminate (in whole or in part) for any reason, any or all of the provisions of the Plan without notice; provided, however, that no such modification, amendment or termination shall be retroactive to reduce or affect any Awards that are earned, due and payable under the Plan at the time of such action.

TERMINATION OF PLAN

The incentive computation for the Plan Year in which termination of the Plan occurs will be based on the period ending on the last business day immediately prior to the effective date of the Plan termination. All performance calculations (e.g., threshold, financial performance, etc.) will be adjusted to coincide with such period as determined by the Compensation Committee in its discretion, provided, however, the Board in its discretion may terminate the Plan during a Plan Year without providing for any Awards in the year of termination.



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MISCELLANEOUS PLAN PROVISIONS

A Participant shall have no right or interest in any Award before it is actually awarded to him. A Participant's right and interest in any Award that is earned any payable may not be assigned or transferred except in the event of the Participant's death. Upon the death of a Participant who was entitled to and had earned an Award that was payable at the date of his death, such Award (and only such Award) shall become payable, pursuant to the Plan, to the Participant's lawful spouse if then living and not legally separated from the Participant at the time of death ("Qualifying Spouse"). If there is no Qualifying Spouse, the Participant's beneficiary will be the same as the beneficiary designated under the Company's group term life insurance program. If the Participant does not have a Qualifying Spouse, nor participate in such group life insurance program, the Award will be payable to the Participant's estate. After payment of such Award to the Participant's Qualifying Spouse, beneficiary or estate, as applicable, the Company shall be relieved of any liability therefor to the extent of such payment and, in addition, the Company and any other entity shall not be required to oversee the application of any such payment.

The Company shall deduct all minimum required federal tax and any required state or local tax withholding from the Awards.

The administrative expense of the Plan will be borne by the Company.

Neither the establishment of the Plan nor the making of Awards hereunder shall be deemed to create a trust or a fund of any type, nor create any fiduciary relationship between the Participant and the Company, Board or Compensation Committee. The Plan shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Plan, and no Participant shall have any security or other interest in any assets of the Company resulting from his participation in the Plan.

EFFECTIVE DATE

This Plan is effective January 1, 1998 and shall continue until terminated.






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